UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC 20549
_________________

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 16, 2005  (August 15, 2005)

The Adams Express Company
(Exact Name of Registrant as Specified in Charter)

Maryland (State or Other Jurisdiction of Incorporation)	811-00248 (Commission File Number)	13-4912740 (IRS Employer Identification No.)

Seven St. Paul Street, Suite 1140
Baltimore, Maryland 21202
(Address of Principal Executive Offices) (Zip Code)

410-752-5900
(Registrant’s telephone number, including area code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.04.       Temporary Suspension of Trading under Registrant’s Employee Benefit Plans.

             On August 15, 2005, The Adams Express Company (“Adams Express”) sent a notice to its directors and executive officers informing them that there would be a blackout period under the Adams Express Employee Thrift Plan (the “Plan”). The blackout period is expected to begin at 4 p.m. Eastern time on September 12, 2005 and end on September 20, 2005.

             The blackout period is necessary in order for Milliman Inc., the Plan administrator, to move administration of the Plan to a new recordkeeping system. During the blackout period, the directors and executive officers of Adams Express will be prohibited from directly or indirectly purchasing, selling or otherwise transferring equity securities of Adams Express.

             A copy of the notice sent to directors and executive officers of Adams Express is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.       Financial Statements and Exhibits.

(c)          Exhibits.

Exhibit 99.1	Notice to Directors and Executive Officers of Adams Express concerning blackout periods under the Adams Express Employee Thrift Plan.

(Page 2 of 3 Pages)

SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ADAMS EXPRESS COMPANY (Registrant)
By	/s/ Lawrence L. Hooper, Jr.

	Name: Title:	Lawrence L. Hooper, Jr. Vice President, General Counsel and Secretary

Date:  August 16, 2005

(Page 3 of 3 Pages)